Exhibit 99.2

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 2GIG Technologies, Inc. and Subsidiary March 31, 2013

2GIG Technologies, Inc. and Subsidiary

Index to Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of March 31, 2013 and December 31, 2012	1
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Months Ended March 31, 2013 (Successor) and the Three Months Ended March 31, 2012 (Predecessor)	2
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013 (Successor) and the Three Months Ended March 31, 2012 (Predecessor)	3
Notes to Unaudited Condensed Consolidated Financial Statements	4

2GIG Technologies, Inc. and Subsidiary

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash	$3,383,223	$2,935,902
Accounts receivable, net	8,682,557	7,738,709
Accounts receivable – related party	33,963,670	5,543,920
Inventories	11,397,880	10,809,307
Prepaid expenses and other current assets	283,652	243,599
Income taxes receivable	—	1,408,523
Deferred income taxes	997,320	1,195,341

Total current assets	58,708,302	29,875,301

Property and equipment, net	2,586,463	2,605,086
Goodwill	43,854,967	43,854,967
Intangible assets, net	67,637,405	69,599,311
Restricted cash	71,755	71,755

Total assets	$172,858,992	$146,006,420

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$31,700,724	$12,239,759
Accrued payroll and commissions	649,160	913,022
Accrued expenses and other current liabilities	5,755,140	4,286,413
Income taxes payable	2,111,046	—
Related party loan arrangement and accrued interest	5,109,411	5,023,110

Total current liabilities	45,325,481	22,462,304

Deferred income taxes	26,227,056	26,980,546

Total liabilities	71,552,537	49,442,850

Commitments and contingencies (see Note 3)

Stockholder’s equity:
Common stock, $0.01 par value; 100 shares authorized and 100 shares issued and outstanding	1	1
Additional paid-in capital	99,627,086	99,627,086
Retained earnings (accumulated deficit)	1,679,368	(3,063,517)

Total stockholder’s equity	101,306,455	96,563,570

Total liabilities and stockholder’s equity	$172,858,992	$146,006,420

See accompanying notes to unaudited condensed consolidated financial statements.

2GIG Technologies, Inc. and Subsidiary

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Successor	Predecessor
	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Revenues:
Net sales revenue – third parties	$17,093,605	$10,706,315
Net sales revenue – related party	38,480,557	1,522,666
Recurring service revenue – third parties	449,176	112,900
Recurring service revenue – related party	4,174,491	3,087,489

Total revenues	60,197,829	15,429,370

Costs and expenses:
Cost of goods sold	42,286,853	9,777,099
Cost of recurring services	3,255,955	2,560,789
Payroll expenses	1,987,767	2,071,749
Engineering project expenses	232,598	1,045,741
Legal expenses	155,651	61,789
Other operating expenses	2,262,253	1,282,996
Depreciation and amortization	2,223,566	86,495

Total operating expenses	52,404,643	16,886,658

Income (loss) from operations	7,793,186	(1,457,288)
Interest expense, net	86,301	1,867

Income (loss) before taxes	7,706,885	(1,459,155)

Income tax expense (benefit)	2,964,000	(556,000)

Net income (loss)	$4,742,885	$(903,155)

Comprehensive income (loss)	$4,742,885	$(903,155)

See accompanying notes to unaudited condensed consolidated financial statements.

2GIG Technologies, Inc. and Subsidiary

Unaudited Condensed Consolidated Statements of Cash Flows

	Successor	Predecessor
	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Operating activities
Net cash provided by operating activities	$690,357	$900,608

Investing activities
Capital expenditures	(243,036)	(42,534)

Financing activities
Change in restricted cash	–	(3,179)

Net increase in cash	447,321	854,895
Cash at beginning of period	2,935,902	1,007,022

Cash at end of period	$3,383,223	$1,861,917

Supplemental cash flow disclosures
Cash paid for income taxes	$300	$25,600

See accompanying notes to unaudited condensed consolidated financial statements.

2GIG Technologies, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2013

1. Interim Financial Statements

2GIG Technologies, Inc., along with its wholly-owned subsidiary, 2GIG Technologies Canada, Inc. (collectively “2GIG” or the “Company”), conducts its business through a single operating segment and is engaged in the manufacture, wholesale distribution, and monitoring of electronic home security and automation systems primarily in the United States and Canada. The Company was formed in 2007 and began sales operations in 2009. The Company’s headquarters are located in Lehi, Utah, with another location in Carlsbad, California.

The Company supplies the equipment used by APX Group, Inc. (“APX” or “Vivint”), a related party, in its security systems. Vivint has also on occasion made cash advances to the Company, both for advance payments on inventory and under an interest-bearing loan arrangement. Cash flows from sales to Vivint and these cash advances have provided much of the financing necessary to support the Company’s operations. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis (see below and Note 4).

On November 16, 2012, 2GIG, along with Vivint and its subsidiaries, was acquired by an investor group comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P., and certain co-investors and management investors (collectively, the “Investors”). This acquisition was accomplished through certain mergers and related reorganization transactions (collectively, the “Merger”) pursuant to which each of 2GIG and Vivint, and their respective subsidiaries, became indirect wholly-owned subsidiaries of 313 Acquisition LLC, an entity wholly-owned by the Investors.

As a result of the Merger, 2GIG became wholly-owned by APX, which is wholly-owned by APX Group Holdings, Inc., which is wholly-owned by APX Parent Holdco, Inc., which is wholly owned by 313 Acquisition, LLC. APX Parent Holdco, Inc. and APX Group Holdings, Inc. have no operations and were formed for the purpose of facilitating the Merger.

As a result of the Merger, the consolidated financial statements are presented on two bases of accounting and not necessarily comparable: January 1 through March 31, 2012 (the “Predecessor Period” or “Predecessor” as context requires) and January 1 through March 31, 2013 (the “Successor Period” or “Successor” as context requires) which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The financial position and results of operations of the Successor are not comparable to the financial position and results of operations of the Predecessor due to the Merger and the basis of presentation of purchase accounting as compared to historical cost in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”).

On April 1, 2013, Nortek, Inc. (“Nortek) acquired 2GIG (See Note 5).

2GIG Technologies, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements—(continued)

1. Interim Financial Statements (continued)

The accompanying unaudited condensed consolidated financial statements reflect the financial position, results of operations, comprehensive income (loss), and cash flows of the Company after elimination of intercompany accounts and transactions, without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented. Although certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) have been omitted, the Company believes that the disclosures included are adequate to make the information presented herein not misleading. Operating results for the first quarters ended March 31, 2013 and 2012 are not necessarily indicative of the results that may be expected for other interim periods or for any fiscal year. Certain amounts in the prior year’s unaudited condensed consolidated financial statements have been reclassified to conform to the current period presentation.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes included elsewhere in this Form 8-K.

The foreign operations of the Company are not significant and, as such, the impact of foreign currency translation was negligible for all periods presented. The Company has no other comprehensive income (loss). Accordingly, comprehensive income (loss) is equal to net income (loss) for each of the periods presented.

2GIG Technologies, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements—(continued)

1. Interim Financial Statements (continued)

New Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-04, Liabilities (“ASU 2013-04”), which is intended to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. ASU 2013-04 requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date as the sum of a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. ASU 2013-04 also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. ASU 2013-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013 and will be applied retrospectively to all prior periods presented for those obligations resulting from joint and several liability arrangements that exist at the beginning of an entity’s fiscal year of adoption. The Company will adopt this pronouncement in the first quarter of 2014 and does not expect its adoption to have a material effect on its financial position or results of operations.

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (“ASU 2013-02”), which is intended to improve the reporting of reclassifications out of accumulated other comprehensive income. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, ASU 2013-02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The Company adopted ASU 2013-02 in the first quarter of 2013. The adoption of ASU 2013-02 had no effect on the Company’s financial position or results of operations.

2GIG Technologies, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements—(continued)

1. Interim Financial Statements (continued)

Accounts Receivable

Accounts receivable have been reduced by an allowance for doubtful accounts of $188,322 at March 31, 2013 and December 31, 2012.

Inventories

Inventories are substantially all finished goods and consist of purchased home automation and security system equipment and component parts.

Concentration of Customers and Suppliers and Certain Related Party Transactions

The Company sells its products to various companies in the alarm and home automation industry. As indicated in the accompanying financial statements and above, the Company’s primary customer is Vivint, one of the largest companies in the home security and automation industry in North America. Vivint accounted for approximately 71% and 30% of the Company’s total revenues for the Successor Period ended March 31, 2013 and the Predecessor Period ended March 31, 2012, respectively. As of March 31, 2013 and December 31, 2012, accounts receivable from Vivint were approximately 80% and 42% of the Company’s total accounts receivable, respectively. During the first quarter of 2013 and 2012, the Company was dependent on Vivint for its ongoing financial support and liquidity.

In addition, the Company purchases a significant amount of its inventory from one supplier (see Note 5). During the Successor Period ended March 31, 2013 and the Predecessor Period ended March 31, 2012, the Company purchased approximately 47% and 88% of its inventory from this supplier, respectively. As of March 31, 2013 and December 31, 2012, accounts payable to this supplier were approximately 48% and 51% of the Company’s total accounts payable, respectively.

2GIG Technologies, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements—(continued)

1. Interim Financial Statements (continued)

Fair Value Measurements

Assets and liabilities subject to fair value measurement are categorized and disclosed into one of three categories depending on observable or unobservable inputs employed in the measurement. These two types of inputs have created the following fair value hierarchy:

Level 1: Quoted prices in active markets that are accessible at the measurement date for assets and liabilities.

Level 2: Observable prices that are based on inputs not quoted in active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value. The Company recognizes transfers between levels of the hierarchy based on the fair values of the respective financial measurements at the end of the reporting period in which the transfer occurred. There were no transfers between levels of the fair value hierarchy during the first quarter of 2013 or 2012.

The carrying amounts of the Company’s accounts receivable, accounts payable, accrued and other liabilities and the related party loan arrangement approximate their fair values (Level 1) due to their short maturities.

Security for Merger Related Debt of Vivint

Substantially all of the tangible and intangible assets of the Company secure certain debt incurred in connection with the Merger on a first-priority lien basis, subject to permitted liens and exceptions. In addition, the U.S. operations of the Company are a guarantor of certain debt incurred in connection with Merger. The Company’s Canadian subsidiary, which had total assets of less than 1% of the Company’s consolidated total assets as of March 31, 2013, is not a guarantor. Net revenues and pre-tax income of the Canadian operations were not significant for any of the periods presented.

Subsequent Events

The Company has evaluated subsequent events through June 7, 2013, the date the financial statements were available to be issued (see Note 5).

2GIG Technologies, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements—(continued)

2. Income Taxes

Income tax expense for the Successor Period ended March 31, 2013 was approximately $2,964,000 as compared to an income tax benefit of approximately $(556,000) for the Predecessor Period ended March 31, 2012. The effective income tax rate of a provision of approximately 38.5% for the Successor Period ended March 31, 2013 differs from the United States federal statutory rate of a benefit of 35% principally as a result of the impact of state taxes and non-deductible expenses. The effective income tax rate of a benefit of approximately 38.1% for the Predecessor Period ended March 31, 2012 differs from the United States federal statutory rate of a benefit of 35% principally as a result of the impact of the benefit for state taxes and non-deductible expenses.

The Company did not have any reserve for uncertain tax positions at either March 31, 2013 or December 31, 2012.

2GIG Technologies, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements—(continued)

3. Commitments and Contingencies

The Company has, on occasion, been party to various claims, legal actions and complaints arising in the ordinary course of business related to the provision of its services and equipment claims. The Company regularly reviews outstanding legal claims and actions to determine if reserves for expected negative outcomes of such claims and actions are necessary. As of March 31, 2013 and December 31, 2012, the Company recorded a reserve for all such matters of approximately $2,700,000 and $2,260,000, respectively.

4. Related-Party Loan Arrangement

In November and December 2012, Vivint loaned a total of $5,000,000 to the Company for use in its operations. These advances bore interest at 7% per annum and were due on demand. As of March 31, 2012 and December 31, 2012, the Company owed Vivint a total of $5,109,411 and $5,023,110 pursuant to these cash advances and related accrued interest as indicated on the accompanying consolidated balance sheets.

5. Subsequent Events

Sale of the Company

On April 1, 2013, APX completed the sale of the Company to Nortek. Pursuant to the terms of the purchase agreement associated with the sale, Nortek acquired all of the outstanding common stock of the Company for aggregate cash consideration of approximately $135 million plus a preliminary working capital adjustment of approximately $12.3 million, subject to final cash, working capital and indebtedness adjustments as provided in the purchase agreement. In connection with the sale of the Company, the Company entered into a five-year supply agreement with Vivint, Inc., pursuant to which the Company will be the exclusive provider of Vivint’s control panel requirements.

A subsidiary of Nortek is the Company’s major supplier.

In connection with terms of the purchase agreement, APX assumed the $2.1 million income taxes payable and the $2.7 million legal liability (see Note 3). In addition, the $5.1 million related party loan arrangement and related accrued interest (see Note 4) was treated as a contribution to capital by APX to the Company so no repayment was required.